EXHIBIT 16.1














February 14, 2005


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We are currently principal accountants for Cache, Inc. and, under the date of February 20, 2004 we reported on the financial statements of Cache, Inc. as of and for the years ended December 27, 2003 and December 28, 2002. On February 11, 2005, we notified Cache, Inc. that KPMG LLP declined to stand for re-election as Cache, Inc.'s independent registered accountants for fiscal 2005 and that the auditor-client relationship would cease upon completion of the audit of Cache, Inc.'s financial statements as of and for the year ended January 1, 2005, and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 1, 2005, and the issuance of our reports thereon. We have read Cache, Inc. statements included under Item 4.01 of its Form 8-K dated February 11, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Cache, Inc.'s statement that Cache, Inc.'s audit committee has commenced a search for a new independent public accountant but has not yet engaged such a firm.

Very truly yours,

KPMG LLP